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                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER
                        OF ABOVENET COMMUNICATIONS INC.,
                             A DELAWARE CORPORATION
                                       AND
                          ABOVENET COMMUNICATIONS INC.,
                            A CALIFORNIA CORPORATION


         THIS AGREEMENT AND PLAN OF MERGER, dated as of September __, 1998, (the "Agreement"), is between AboveNet Communications Inc., a Delaware corporation ("AboveNet Communications Inc.-Delaware") and AboveNet Communications Inc., a California corporation ("AboveNet Communications Inc.-California"). AboveNet Communications Inc.-Delaware and AboveNet Communications Inc.-California are sometimes referred to herein as the "Constituent Corporations."

                                 R E C I T A L S

         A. AboveNet Communications Inc.-Delaware is a corporation duly organized and existing under the laws of the State of Delaware. As of [RECORD DATE], 1998, and as of the date of this Agreement, 1,000 shares of Common Stock of AboveNet Communications Inc.-Delaware are issued and outstanding, all of which are held by AboveNet Communications Inc.-California. No shares of Preferred Stock are issued and outstanding.

         B. AboveNet Communications Inc.-California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital stock of 85,000,000 shares, 50,000,000 of which are designated "Common Stock," and 35,000,000 of which are designated "Preferred Stock." Of such authorized shares of Preferred Stock, 4,100,000 shares are designated as Series A Preferred Stock, 7,100,000 shares are designated as Series B Preferred Stock, 8,100,000 are designated as Series C Preferred Stock, 8,500,000 shares are designated Series D Preferred Stock, and 7,000,000 shares are designated Series E Preferred Stock. As of [RECORD DATE], 1998, 4,085,268 shares of Common Stock, 2,040,000 shares of Series A Preferred Stock, 2,333,334 shares of Series B Preferred Stock, 1,176,471 shares of Series C Preferred Stock, 939,927 shares of Series D Preferred Stock and __________ shares of Series E Preferred Stock were issued and outstanding.

         C. The Board of Directors of AboveNet Communications Inc.-California has determined that, for the purpose of effecting the reincorporation of AboveNet Communications Inc.-California in the State of Delaware, it is advisable and in the best interests of AboveNet Communications Inc.-California that AboveNet Communications Inc.-California merge with and into AboveNet Communications Inc.-Delaware upon the terms and conditions herein provided.

         D. The respective Boards of Directors of AboveNet Communications Inc.-Delaware and AboveNet Communications Inc.-California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders, and executed by the undersigned officers.




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         E. AboveNet Communications Inc.-Delaware is a wholly owned subsidiary of AboveNet Communications Inc.-California.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, AboveNet Communications Inc.-Delaware and AboveNet Communications Inc.-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:


                                    I. MERGER

         1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California Corporations Code, AboveNet Communications Inc.-California shall be merged with and into AboveNet Communications Inc.-Delaware (the "Merger"), the separate existence of AboveNet Communications Inc.-California shall cease and AboveNet Communications Inc.-Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be "AboveNet Communications Inc."

         1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

            (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of AboveNet Communications Inc.-California and the sole stockholder of AboveNet Communications Inc.-Delaware in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

            (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

            (c) An executed Certificate of Ownership and Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

         The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

         1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of AboveNet Communications Inc.-California shall cease and AboveNet Communications Inc.-Delaware, as the Surviving Corporation (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and AboveNet Communications Inc.-California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of AboveNet Communications Inc.-California, including all shares of any subsidiary held by AboveNet Communications Inc.-California, in the manner more fully set forth in
Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of AboveNet Communications Inc.-California as constituted immediately prior to the Effective Date of the



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Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of AboveNet Communications Inc.-California in the same manner as if AboveNet Communications Inc.-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.


                  II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         2.1 Certificate of Incorporation. The Certificate of Incorporation of AboveNet Communications Inc.-Delaware in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.2 Bylaws. The Bylaws of AboveNet Communications Inc.-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.3 Directors and Officers. The directors and officers of AboveNet Communications Inc.-Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Amended and Restated Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                       III. MANNER OF CONVERSION OF STOCK

         3.1 AboveNet Communications Inc.-California Common Shares. Upon the Effective Date of the Merger, each share of AboveNet Communications Inc.-California Common Stock issued and outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for 0.4 of a fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation. No fractional share interests of the Surviving Corporation's Common Stock shall be issued but shall, instead, be rounded down to the nearest whole share.

         3.2 AboveNet Communications Inc.-California Preferred Shares. Upon the Effective Date of the Merger each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, respectively, of AboveNet Communications Inc.-California issued and outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into or exchanged for, as the case may be, 0.4 of a fully paid and nonassessable share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock of the Surviving Corporation, par value $0.001 per share. The rights, preferences and privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock of the Surviving Corporation are as set forth in the



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Certificate of Incorporation of the Surviving Corporation. No fractional share interests of the Surviving Corporation's Preferred Stock shall be issued but shall, instead, be rounded down to the nearest whole.

         3.3 AboveNet Communications Inc.-California 1996 and 1997 Stock Option Plans, as Amended.

            (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of AboveNet Communications Inc.-California under its 1996 and 1997 Stock Option Plans, as amended (the "Plans"). Each outstanding and unexercised option to purchase one (1) share of Common Stock of AboveNet Communications Inc.-California (an "Option") under the 1996 and 1997 Plans, and any options to purchase Common Stock issued and outstanding that were not issued under either of the Plans, shall be converted into, subject to the provisions in paragraph (b) of this Section 3.3, an option to purchase 0.4 of a share of the Surviving Corporation's Common Stock (a "New Option") provided the exercise price for such options shall be increased to twice the original exercise price and the aggregate number of shares issuable upon exercise of such New Options shall be rounded down to the nearest whole number;

            (b) Following the Effective Date of the Merger, the number of shares of the Surviving Corporation's Common Stock to which an Option holder would be otherwise entitled upon exercise of New Option shall be rounded down to the nearest whole number. In addition, no "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

         3.4 Warrant. Upon the effective Date of the Merger, the Surviving Corporation shall assume the obligations of AboveNet Communications Inc.-California, under its issued and outstanding warrants to purchase Series D Preferred Stock, Series B Preferred Stock and Common Stock ("Warrants"). The number of shares issuable upon exercise of the Warrants shall be adjusted such that each (1) share of Series D Preferred Stock, Series B Preferred Stock or Common stock issuable upon exercise of the Warrant, as the case may be, shall be converted into Warrants to purchase 0.4 of a share of Series D Preferred Stock, Series B Preferred Stock or Common Stock, as the case may be; provided that the exercise price for such Warrant shall be increased to twice the original exercise price and the aggregate number of shares issuable upon exercise of such Warrants shall be rounded down to the nearest whole number.

         3.5 AboveNet Communications Inc.-Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, par value $0.001 per share, of AboveNet Communications Inc.-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by AboveNet Communications Inc.-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

         3.6 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of AboveNet Communications



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Inc.-California Common Stock or Preferred Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of AboveNet Communications Inc.-California Common Stock or Preferred Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, respectively, into which such shares of AboveNet Communications Inc.-California Common Stock or Preferred Stock, as the case may be, were converted in the Merger.

         The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock or Preferred Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

         Each certificate representing Common Stock or Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of AboveNet Communications Inc.-California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

         If any certificate for shares of AboveNet Communications Inc.-Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of AboveNet Communications Inc.-Delaware that such tax has been paid or is not payable.

                                   IV. GENERAL

         4.1 Covenants of AboveNet Communications Inc.-Delaware. AboveNet Communications Inc.-Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

            (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code.



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            (b) File any and all documents with the California Franchise Tax
Board necessary for the assumption by AboveNet Communications Inc.-Delaware of all of the franchise tax liabilities of AboveNet Communications Inc.-California.

            (c) Take such other actions as may be required by the California Corporations Code.

            4.2 Further Assurances. From time to time, as and when required by AboveNet Communications Inc.-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of AboveNet Communications Inc.-California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by AboveNet Communications Inc.-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of AboveNet Communications Inc.-California and otherwise to carry out the purposes of this Agreement, and the officers and directors of AboveNet Communications Inc.-Delaware are fully authorized in the name and on behalf of AboveNet Communications Inc.-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

            4.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either AboveNet Communications Inc.-California or of AboveNet Communications Inc.-Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of AboveNet Communications Inc.-California.

            4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not:
(1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

            4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 15 East North Street, Dover, Delaware 19901 and Incorporating Services, Inc. is the registered agent of the Surviving Corporation at such address.

            4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 50 West San Fernando, Suite 1010, San Jose, CA 95113, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.




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            4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of California.

            4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.







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            IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of AboveNet Communications Inc.-Delaware and AboveNet Communications Inc.-California is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.


                                       ABOVENET COMMUNICATIONS INC.,
                                       a Delaware corporation



                                       By:
                                          -------------------------------------
                                          Warren J. Kaplan
                                          President and Chief Operating Officer


ATTEST:



-------------------------------------
Stephen P. Belomy
Secretary




                                       ABOVENET COMMUNICATIONS INC.,
                                       a California corporation



                                       By:
                                          -------------------------------------
                                          Warren J. Kaplan
                                          President and Chief Operating Officer


ATTEST:



-------------------------------------
Stephen P. Belomy
Secretary